                         HANSEN, HUNTER & KIBBEE, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                           10260 S.W. Greenburg Road
Telephone                          Suite 1150                        Facsimile
(503) 244-2134                Portland, Oregon 97223            (503) 244-9754




                 CONSENT OF HANSEN, HUNTER & KIBBEE, P.C.



We consent to the incorporation by reference in this Amended Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission by NHP Incorporated (NHP) of our reports dated, January 19, 1995, January 13, 1995, January 19, 1995, January 13, 1995, January 19, 1995, January 11, 1995,
January 14, 1995, and January 13, 1995 with respect to the audits of Haines Associates Limited Partnership, King-Bell Associates, Monmouth Associates Limited Partnership, Pendleton Riverside Apartments Oreg., Ltd., Penn Hall Associates, Rodeo Drive Limited Partnership, South Mountain Terrace, Ltd., and Woodland Apartments, Oreg., Ltd. for the year ended December 31, 1994, and the incorporation by reference of such reports into NHP's Registration Statement on Form S-8 (No. 333-11933), NHP's Registration Statement on Form S-8 (No. 333-11863), NHP's Registration Statement on Form S-8 (333-11917), NHP's Registration Statement on Form S-8 (333-11857), and NHP's Registration Statement on Form S-8 (333-08137).

/s/ Hansen, Hunter & Kibbee, P.C.

Portland, Oregon
October 3, 1997